Exhibit 3
AMENDED JOINT FILING AGREEMENT
     In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $0.01 per share, of The Nasdaq Stock Market, Inc., and that this Amended Joint Filing Agreement be included as an Exhibit to such joint filing.
     This Amended Joint Filing Agreement may be executed in one or more counterparts, and each such counterpart shall be an original but all of which, taken together, shall constitute but one and the same agreement.
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     IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of this 9th day of December, 2005.

SILVER LAKE PARTNERS TSA, L.P.
By:	SILVER LAKE TECHNOLOGY ASSOCIATES, L.L.C.,
its General Partner

	By:	/s/ Alan K. Austin
		Name:	Alan K. Austin
		Title:	Managing Director and Chief Operating Officer

SILVER LAKE INVESTORS, L.P.
By:	SILVER LAKE TECHNOLOGY ASSOCIATES, L.L.C.,
its General Partner

	By:	/s/ Alan K. Austin
		Name:	Alan K. Austin
		Title:	Managing Director and Chief Operating Officer

SILVER LAKE PARTNERS II TSA, L.P.
By:	SILVER LAKE TECHNOLOGY ASSOCIATES II, L.L.C.,
its General Partner

	By:	/s/ Alan K. Austin
		Name:	Alan K. Austin
		Title:	Managing Director and Chief Operating Officer

SILVER LAKE TECHNOLOGY INVESTORS II, L.L.C.
By:	SILVER LAKE MANAGEMENT COMPANY, L.L.C.,
its Manager

	By:	SILVER LAKE TECHNOLOGY MANAGEMENT, L.L.C.,
its Managing Member

	By:	/s/ Alan K. Austin
		Name:	Alan K. Austin
		Title:	Managing Director and Chief Operating Officer

INSTINET, L.L.C.
By:	INSTINET HOLDINGS INCORPORATED
its Managing Member

	By:	/s/ Mike Bingle
		Name:	Mike Bingle
Title: Vice President

INSTINET CLEARING SERVICES, INC.
By:	/s/ John Fay
	Name:	John Fay
	Title:	Chief Financial Officer